UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 26, 2021
Date of Report (date of earliest event reported)
_________________

TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2021, TransEnterix, Inc. (the “Company”) entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), relating to the issuance and sale of 23,083,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The price to the public in this offering is $3.00 per share. Wainwright has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $2.775 per share, net of its underwriting discounts and commissions, as discussed below. The net proceeds to the Company from this offering are expected to be approximately $63.8 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The offering is expected to close on or about January 29, 2021, subject to the satisfaction of customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company has granted Wainwright a 30-day option to purchase up to 3,462,499 additional shares of Common Stock at the same offering price to the public, less underwriting discounts and commissions.

The offering is being made pursuant to a shelf registration statement on Form S-3 (Registration Statement No. 333-236200) filed by the Company with the Securities and Exchange Commission (the “SEC”) that became effective on February 10, 2020, and a prospectus supplement and accompanying prospectus filed with the SEC and the related registration statement (File No. 333-252451) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) on January 26, 2021.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Wainwright, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Wainwright is acting as the sole book-running manager for the offering. The Company has agreed to pay Wainwright underwriting discounts and commissions equal to 7.5% of the gross proceeds received by the Company from the sale of the shares of Common Stock in the offering. The Company will also pay Wainwright $25,000 for non-accountable expenses, up to $100,000 for documented reimbursable expenses and $15,950 for clearing fees.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of Common Stock in the offering is attached as Exhibit 5.1 to this report.

***

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the completion of the offering and the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 8.01	Other Events.

The Company issued press releases on January 26, 2021, announcing the pricing of the offering and the increase in the size of the offering. The full text of the press releases are attached as Exhibit 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Underwriting Agreement, dated January 26, 2021, by and between the Company and H.C. Wainwright & Co., LLC

5.1	Legal Opinion of Ballard Spahr, LLP

23.1	Consent of Ballard Spahr, LLP (included in Exhibit 5.1)

99.1	Company Press Release dated January 26, 2021.

99.2	Company Press Release dated January 26, 2021.

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: January 28, 2021	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer